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                                                                  EXHIBIT 99.236

                           [PEROT SYSTEMS LETTERHEAD]

FAX COVER SHEET

DATE:    June 18, 2002                                TIME:    12:01 PM

TO:      Kerry O'Meara                                PHONE:   (508) 481-6400
         IBC                                          FAX:     (508) 481-4473

FROM:    Dariush Shirmohammadi                        PHONE:   (510) 735-9530
         Perot Systems Corp.                          FAX:     (510) 735-7118

RE:      Seminar on Transmission Pricing

NUMBER OF PAGES INCLUDING COVER SHEET: 3
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DEAR KERRI,

Attached please find a suggested outline for the course on Transmission and Ancillary Services Pricing. I have also included potential speakers for various topics. The suggested outline is organized to logically take the participants through all the topics they need to know. This is in contrast to most existing courses on similar which seem to have thrown together a bunch of topics without any logical link.

In my suggested outline, I have tried to incorporate many of the topics that you had on your preliminary course outline. The speakers I have suggested for each topic are the best knowledgeable speaker for that topic. I may be able to help you get in touch with some these individuals.

Please use my suggested outline as you see fit and best of luck in arranging this course. Also please let me know about the exact dates of the course as soon as possible.

Dariush